Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy, Inc. CEO 2017 Calendar Year End Letter to Shareholders

San Antonio, Texas, December 18, 2017 - Camber Energy, Inc. (CEI), Interim CEO, Richard N. Azar II, has released a letter to shareholders, which reads:

To Our Shareholders:

As calendar 2017 quickly comes to a close, I want to share with you some of the milestones that Camber has achieved during the past six months and provide our dedicated shareholders with an insight into our vision of the future for the Company.

The new management team at Camber took over operations of the Company from the former management in the summer of 2017. This new group of highly qualified, experienced professionals, immediately designed, and began executing, an aggressive business development strategy and capital restructuring program. The most immediate goals and objectives of these programs were to significantly reduce current and long-term debt levels, while at the same time infusing capital into the Company. I’m happy to report that we made a great deal of progress on both growth initiatives.

Our debt reduction program is rapidly moving forward. Camber sold its interest in nonstrategic Permian Basin acreage last month, reducing current liabilities by approximately $1.5 million. Camber reduced its non-recourse debt to its subsidiary and eliminated over approximately $800 thousand in payables, resulting in a net equity gain to Camber of $3.5 million. Further gains in these efforts may continue into the fourth quarter of our fiscal year, which will end on March 31, 2018. The Company successfully terminated participation agreements with Equal Energy, thereby giving Camber flexibility in its growth strategies within its core asset area. The Company also moved its headquarters to San Antonio, Texas, from Houston, Texas, which is planned to substantially reduce its planned monthly operating expenses in the future. International Bank of Commerce (IBC), Camber’s primary lender, is working with the Company to bring the Company back into compliance with its outstanding indebtedness to IBC. We hope to accomplish this in the near term either through achievement of compliance under the current loan agreement or through a refinancing, with the goal of increasing access to working capital which, if available, would be used to rework wells, acquire production and drill wells on proven, undeveloped acreage.

In October 2017, the Company entered a structured financial transaction with a private finance group, which had previously provided funding to the Company. In the transaction, the financier agreed to invest, over time, up to $16 million in the Company in consideration for dividend accruing convertible preferred stock. Approximately $3 million has already been invested under such October 2017 transaction. This capital infusion into the Company, which was absolutely required to keep the Company solvent, will over time create dilution to shareholders (which depending on several factors may be significant), but these critical funds also provide management with the means to execute on a measured and methodical growth strategy, which is planned to include organic growth initiatives and strategic production acquisitions, funding permitting.

 During the past sixty days, Camber presented a comprehensive compliance plan to the NYSE American (the NYSE) in an effort to continue to maintain its listing on the NYSE. This plan was accepted by NYSE in late October 2017 and allowed Camber to maintain its listing on this prestigious exchange during the plan period, at which time it is required to meet the NYSE’s continued listing criteria. The Company also regained its current filer status with the Securities and Exchange Commission (SEC) during this period, having filed its Current Reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017. Our fourth quarter and year-end financial results will be filed on a timely basis. Camber has a fiscal year ending March 31, 2018.

As was previously announced, Camber initiated a recompletion program on six proven, non-developed (PDNP) wells. That program came in below budget, at a cost of only 40% of projected authorized expenditures, reinstituting production and enhancing our monthly cash flow. We also sold some of our Permian acreage, reducing current liabilities by approximately $1.5 million. Camber plans on remaining active in the Permian Basin and is exploring opportunities which are strategic, cost effective, and operated by Camber, whereby we can utilize our core expertise in the de-watering/depressurizing methodology. Camber is aggressively pursuing accretive production acquisition opportunities on proven acreage, with the goal of effectuating development drilling to add to our proven reserves.

As disclosed in our Annual Report on Form 10-K for the year ended March 31, 2017, which was filed in July 2017, Camber continues to operate with a going concern qualification from its independent auditors. It should also be noted that when Camber’s current management team assumed the reigns of the Company upon the resignation of prior management, and began developing a plan to salvage shareholder value, the Company had limited cash and no viable immediate plan to survive. Our management team is focused on executing our current operating strategy, which is to become a viable operating entity.

Exploration and production companies within our industry require substantial amounts of capital in order to operate. We need capital to drill new wells on proven acreage, maintain existing production levels from our owned and operated wells, and for managerial operating expenses. Fortunately, the Company was successful in finding an investor and finance partner who believes in the Company and who is willing, under terms outlined in our Current Report on Form 8-K, filed with the SEC on October 5, 2017, to strategically and systematically invest up to an additional $13 million in the Company.

Management believes that there are valuable assets in the Company, which if effectively managed, and combined with the multiple strategic opportunities available, funding permitting, can be accretive to long term shareholder value. Additional convertible preferred shares will be sold over time as we receive the tranches of capital agreed to be invested by the private investor, which, upon conversion, may result in significant dilution to existing shareholders. The capital coming into the Company is being used to maximize the value of our current assets, to fund daily operations with plans to initiate/complete within the near future, strategic acquisitions which will create new revenue generating assets.

 Lastly, the future for Camber looks much brighter today than it did just a few short months ago. There are many compelling opportunities available to the Company which could have a significant positive impact on our revenues and our ability to rapidly grow this Company. Our management team is focused on creating a culture at the Company where everyone is a part of the value creation process, finding constructive, effective ways to enhance shareholder value. I’m confident in our team and the future of Camber. We appreciate the support of our shareholders as we move forward into calendar 2018.

Thank you,

/s/ Richard N. Azar II

Interim Chief Executive Officer

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain all but the initial $3 million due pursuant to the terms of a previously disclosed Stock Purchase Agreement; risks relating to the availability of required financing; risks relating to our compliance with NYSE American listing requirements; risks relating to our compliance with, and default under existing and future loan covenants; risks relating to the absence or delay in receipt of government approvals or third party consents; and other risks described in Camber’s most recent Annual Report on Form 10-K, Form 10-Qs and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.

SOURCE: Camber Energy, Inc.